CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Registration Statement on Form S-1 of BankFirst Corporation, of our report dated July 2, 1998 on the 1997 supplemental consolidated financial statements of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.). We also consent to the reference to us under the heading "Experts" in the prospectus.


/s/ Crowe, Chizek and Company LLP
    -----------------------------
    Crowe, Chizek and Company LLP


Louisville, Kentucky
August 7, 1998